SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2003

Triple-S Management Corporation

(Exact name of registrant as specified in this charter)

Puerto Rico	000-49762	66-0555678

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico	00920

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 749-4949

ITEM 5.   OTHER EVENTS

     On July 31, 2003 Triple-S Management Corporation (“TSM”) issued a press release announcing that the Treasury Department of the Commonwealth of Puerto Rico is terminating the tax exemption that had been granted to Triple-S, Inc. as a result of a new public policy that states that tax exemptions under Section 1101(6) of the Internal Revenue Code shall not apply to companies organized as a for profit corporations, which is Triple-S Inc.’s case.

     The contents of the press release are incorporated by reference to this item. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report. In addition to the press release TSM issued a letter to its shareholders in connection with this matter. A copy of said letter to the shareholders is attached hereto as Exhibit 99.2 to this Current Report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1 Press Release dated July 31, 2003.

99.2 Letter to Shareholders.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

	By:	/s/ Ramón Ruiz Comas Ramón Ruiz Comas President & CEO

Date: August 1, 2003

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